Exhibit 99.1

Cerus Corporation Announces Record Fourth Quarter and Full-Year 2022

Financial Results

Strong Revenue Growth Driven by Sales in North America

Product Revenue of $44.0 Million Grew 10% YoY in the Fourth Quarter

Reiterating Full-Year 2023 Product Revenue Guidance Range of $165-170 Million

CONCORD, CA, February 28, 2023 - Cerus Corporation (Nasdaq: CERS) today announced financial results for the fourth quarter and full year ended December 31, 2022.

Recent highlights include:

•	Fourth quarter 2022 and full-year 2022 total revenue was comprised of (in thousands, except %):

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2022	2021	$	%	2022	2021	$	%
Product Revenue	$44,034	$39,865	$4,169	10%	$162,048	$130,859	$31,189	24%
Government Contract Revenue	7,287	10,223	(2,936)	(29%)	26,267	28,659	(2,392)	(8%)

Total Revenue	$51,321	$50,088	$1,233	2%	$188,315	$159,518	$28,797	18%

•	The Company is reiterating its full-year 2023 annual product revenue guidance range of $165 million to $170 million.

•	Cash, cash equivalents, and short-term investments were $102.2 million at December 31, 2022.

“Throughout 2022, Cerus continued to make significant progress towards its goal of safeguarding the global blood supply and advancing the complete INTERCEPT product portfolio. The Company’s efforts to establish INTERCEPT as the standard of care in various regions, most recently in the U.S., are evident in our financial results,” said William “Obi” Greenman, Cerus’ president and chief executive officer. “The success of the INTERCEPT platelet business in the U.S. continued in the fourth quarter, with growth fueled by effective commercial and operational efforts. As the business has grown significantly over the last five years, Cerus has efficiently managed the ongoing expansion of its contracted manufacturing capacity to provide the certainty that our customers demand.”

“The successful deployment of the INTERCEPT Blood System for platelets in the U.S. has driven a record-breaking year for the Company. Cerus’ remarkable growth over the past five years has enabled it to lead a transformation in transfusion medicine,” Greenman continued. “Cerus remains optimistic about its core business franchise and the potential for future growth. We have multiple opportunities ahead of us, and our improving financial profile and focus on cashflow breakeven will enable Cerus to self-fund these opportunities. We look forward to updating our stakeholders on our progress throughout the year.”

Revenue

Product revenue during the fourth quarter of 2022 was $44.0 million, compared to $39.9 million during the prior year period. Product revenue growth during the quarter and full year was driven by increased sales of INTERCEPT platelet kits to blood center customers across the U.S.

Fourth-quarter 2022 government contract revenue was $7.3 million, compared to $10.2 million during the prior year period. Reported government contract revenue in the fourth quarter 2022 decreased versus the prior year period primarily due to the fact that, in Q4 of 2021, we realized a cumulative true up in revenue resulting from reaching mutual resolution on an outstanding item with a government agency partner. Our government contract revenue was comprised of funding associated with research and development (R&D) activities related to the INTERCEPT Blood System for Red Blood Cells as well as efforts related to the development of next-generation pathogen reduction technology to treat whole blood and development of a lyophilized INTERCEPT Fibrinogen Complex.

Product Gross Profit & Margin

Product gross profit for the fourth quarter of 2022 was $24.5 million, the highest in the Company’s history, increasing by 20% over the prior year period. Product gross margin for the fourth quarter of 2022 was 55.7% compared to 51.1% for the fourth quarter of 2021. The fourth quarter of 2022 represents the highest product gross margin achieved.

Full-year 2022 product gross profit was $87.1 million and reflected growth of 29% over the prior year. Product gross margin for the full-year 2022 was 53.7% compared to 51.5% for the prior year. The product gross margins were driven by the distribution of product sales across different regions, with U.S. kit sales showing higher growth compared to other regions, and, to a lesser extent, by the product mix. During the year, the sales of platelet kits accounted for a larger share of overall sales compared to the prior year period.

Operating Expenses

Total operating expenses for the fourth quarter of 2022 were $41.8 million compared to $37.6 million for the same period of the prior year, reflecting a year-over-year increase of 11%. For the full year, 2022 total operating expenses totaled $147.4 million, representing an increase of 2% from 2021 total operating expenses of $145.0 million. On both a quarterly and full-year basis, higher R&D expenses and higher selling, general, and administrative (SG&A) expenses drove operating expenses higher year over year.

SG&A expenses for the fourth quarter of 2022 totaled $23.2 million, compared to $22.0 million for the fourth quarter of 2021. For the full-year 2022, SG&A expenses totaled $83.3 million, compared to $81.3 million for the full-year 2021. The year-over-year increase in SG&A expenses for the fourth quarter and full year was tied to costs associated with non-cash stock-based compensation, increased hiring, legal and commercialization efforts.

R&D expenses for the fourth quarter of 2022 were $18.6 million, compared to $15.6 million for the fourth quarter of 2021. For the full year 2022, R&D expenses totaled $64.1 million, compared to $63.7 million for the full-year 2021. For both the fourth quarter and full year, the Company’s R&D expenses continued to advance key pipeline programs, including development of the LED illuminator and INTERCEPT Red Blood Cell program, both domestically and in EMEA, and increased slightly year over year due to the timing of activities related to new product development.

Net Loss Attributable to Cerus Corporation

Net loss attributable to Cerus Corporation for the fourth quarter of 2022 was $13.6 million, or $0.08 per basic and diluted share, compared to a net loss attributable to Cerus Corporation of $9.1 million, or $0.05 per basic and diluted share, for the fourth quarter of 2021.

For the full-year 2022, net loss attributable to Cerus Corporation was $42.8 million, or $0.24 per basic and diluted share, compared to a net loss attributable to Cerus Corporation of $54.4 million, or $0.32 per basic and diluted share, for the full year 2021.

Non-GAAP Adjusted EBITDA

Non-GAAP Adjusted EBITDA for the fourth quarter of 2022 was negative $3.7 million, compared to non-GAAP Adjusted EBITDA of negative $4.3 million for the fourth quarter of 2021. Full-year 2022 non-GAAP Adjusted EBITDA was negative $12.4 million, compared to non-GAAP Adjusted EBITDA of negative $29.5 million for full year 2021. For additional information, please see definitions and the reconciliation of this non-GAAP measure to net loss attributable to Cerus Corporation accompanying this release.

Balance Sheet & Cash Use

At December 31, 2022, the Company had cash, cash equivalents and short-term investments of $102.2 million, compared to $103.8 million at September 30, 2022, and $129.4 million at December 31, 2021.

As of December 31, 2022, the Company had $54.9 million outstanding on its term loan and $14.9 million drawn on its revolving credit facility. The Company continues to have access to $5 million under its revolving line of credit.

For the fourth quarter of 2022, net cash used in operating activities totaled $1.8 million as compared to $1.2 million during the prior year period, while for the full year 2022, net cash used in operating activities totaled $25.6 million, compared with $33.9 million for the full year 2021. The full-year decrease in net cash used in operating activities was driven by increased product sales and underlying gross profit, as well as by the timing of payments and continued inventory related purchases and payments related to incentive compensation.

Reiterating 2023 Product Revenue Guidance

The Company expects full-year 2023 product revenue will be in the range of $165-$170 million.

Quarterly Conference Call

The Company will host a conference call at 4:30 P.M. EDT this afternoon, during which management will discuss the Company’s financial results and provide a general business overview and outlook. To listen to the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir.

A replay will be available on Cerus’ website approximately three hours after the call through March 14, 2023.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE Mark and FDA approval for these two blood components. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the US. Also in the US, the INTERCEPT Blood System for Cryoprecipitation is approved for the production of INTERCEPT Fibrinogen Complex, a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to Cerus’ 2023 annual product revenue guidance; Cerus’ management of manufacturing capacity to provide certainty to its customers; the potential for future growth; the opportunities ahead for Cerus’ business; Cerus’ improving financial profile and ability to self-fund future opportunities; Cerus’ plans to update stakeholders throughout the year; Cerus’ continuing access to $5 million under its revolving line of credit; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its 2023 annual product revenue guidance, (b) effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (d) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, (e) effectively expand its commercialization activities into additional geographies and/or (f) realize any revenue contribution from its pipeline product candidates, whether due to Cerus’ inability to obtain regulatory approval of its pipeline programs, or otherwise; risks associated with the ultimate duration and severity of the COVID-19 pandemic and resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations and financial results such as the current and potential additional disruptions to the U.S. and EMEA blood supply resulting from the evolving effects of the COVID-19 pandemic; risks associated with Cerus’ lack of longer-term commercialization experience with the INTERCEPT Blood System for Cryoprecipitation and in the United States generally, and its ability to develop and maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to the highly concentrated market for the INTERCEPT Blood System; risks related to how any future platelet additive solution (PAS) supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction, including IFC for the treatment and control of bleeding, and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risks that (a) Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT Blood System, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval(s) for the INTERCEPT Blood System, (b) additional manufacturing site Biologics License Applications necessary for Cerus to more broadly distribute the INTERCEPT Blood System for Cryoprecipitation may not be obtained in a timely manner or at all, (c) Cerus may be unable to complete enrollment in its ReCePI and RedeS studies in a timely manner or at all, and (d) Cerus may be unable to obtain the requisite regulatory approvals to advance its pipeline programs and bring them to market in a timely manner or at all; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from the evolving effects of the COVID-19 pandemic, rising interest rates, inflation or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving impact of macroeconomic developments, including the ongoing conflict in Ukraine and the evolving effects of the COVID-19 pandemic, (b) Cerus’ manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) Cerus may be unable to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture the INTERCEPT Blood System for Cryoprecipitation; risks associated with Cerus’ ability to access additional funds under its revolving line of credit and to meet its debt service obligations, and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Quarterly Report on Form 10-Q, filed with the SEC on November 3, 2022, and future filings and reports by Cerus, including Cerus’ Annual Report on Form 10-K for the year ended December 31, 2022. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Use of Non-GAAP Financial Measures

Cerus has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including adjusted EBITDA. We define adjusted EBITDA as net income (loss) attributable to Cerus Corporation as reported on the consolidated statement of operations, as adjusted to exclude (i) net income (loss) attributable to noncontrolling interest, (ii) provision for (benefit from) income taxes, (iii) foreign exchange (loss)/gain, (iv) interest expense, (v) other income (expense), net (vi)

depreciation and amortization, (vii) share-based compensation, (viii) goodwill and asset impairments, (ix) costs associated with our noncontrolling interest in our joint venture in China, and (x) revenue and direct costs associated with our government contracts. We are presenting this non-GAAP financial measure to assist investors in assessing our operating results. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Cerus’ GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cerus’ operating results as reported under GAAP. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not necessarily comparable to similarly-titled measures presented by other companies. A reconciliation between GAAP and non-GAAP financial information is provided immediately following the financial tables.

Contact:

Joel Trujillo – Senior Director, Investor Relations

Cerus Corporation

925-288-6137

Supplemental Tables

	Three Months Ended December 31, 2022 vs. 2021	Twelve Months Ended December 31, 2022 vs. 2021
Platelet Kit Growth
U.S.	18%	49%
International	-7%	9%
Worldwide	10%	35%
Change in Calculated Number of Treatable Platelet Doses*
U.S.	22%	48%
International	-6%	12%
Worldwide	11%	33%

*	Dose treatable calculation based on the number of kits sold and the product configuration (single, double, and triple dose kits)

CERUS CORPORATION

REVENUE BY REGION

(in thousands, except percentages)

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2022	2021	$	%	2022	2021	$	%
North America	$30,122	$23,797	$6,325	27%	$103,978	$68,968	$35,010	51%
Europe, Middle East and Africa	13,482	15,651	(2,169)	-14%	56,297	60,124	(3,827)	-6%
Other	430	417	13	3%	1,773	1,767	6	0%

Total product revenue	$44,034	$39,865	$4,169	10%	$162,048	$130,859	$31,189	24%

CERUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share information)

	Unaudited Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	Unaudited 2022	Audited 2021
Product revenue	$44,034	$39,865	$162,048	$130,859
Cost of product revenue	19,498	19,475	74,954	63,475

Gross profit on product revenue	24,536	20,390	87,094	67,384

Government contract revenue	7,287	10,223	26,267	28,659

Operating expenses:
Research and development	18,614	15,572	64,107	63,691
Selling, general and administrative	23,160	22,003	83,335	81,288

Total operating expenses	41,774	37,575	147,442	144,979

Loss from operations	(9,951)	(6,962)	(34,081)	(48,936)
Total non-operating expense, net	(3,407)	(2,088)	(8,256)	(5,121)

Loss before income taxes	(13,358)	(9,050)	(42,337)	(54,057)
Provision for income taxes	267	71	488	319

Net loss	(13,625)	(9,121)	(42,825)	(54,376)

Net loss attributable to noncontrolling interest	(1)	(2)	(46)	(2)

Net loss attributable to Cerus Corporation	$(13,624)	$(9,119)	$(42,779)	$(54,374)

Net loss per share attributable to Cerus Corporation:
Basic and diluted	$(0.08)	$(0.05)	$(0.24)	$(0.32)
Weighted average shares outstanding:
Basic and diluted	177,478	173,096	176,545	171,279

CERUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2022 (unaudited)	December 31, 2021 (audited)
ASSETS
Current assets:
Cash and cash equivalents	$35,585	$48,759
Short-term investments	66,569	80,600
Accounts receivable	34,426	25,129
Inventories	29,003	26,793
Prepaid and other current assets	4,561	5,821

Total current assets	170,144	187,102
Non-current assets:
Property and equipment, net	10,969	12,208
Operating lease right-of-use assets	12,512	12,971
Goodwill	1,316	1,316
Restricted cash and other assets	23,151	23,902

Total assets	$218,092	$237,499

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$58,205	$61,281
Debt – current	56,159	14,697
Operating lease liabilities – current	2,105	1,905
Deferred product revenue – current	589	673

Total current liabilities	117,058	78,556
Non-current liabilities:
Debt – non-current	13,644	54,724
Operating lease liabilities – non-current	15,329	16,260
Other non-current liabilities	3,499	2,342

Total liabilities	149,530	151,882

Stockholders’ equity:	67,610	84,619

Noncontrolling interest	952	998

Total liabilities and stockholders’ equity	$218,092	$237,499

CERUS CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTED EBITDA

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net loss attributable to Cerus Corporation	$(13,624)	$(9,119)	$(42,779)	$(54,374)
Adjustments to net loss attributable to Cerus Corporation:
Net loss attributable to noncontrolling interest	(1)	(2)	(46)	(2)
Provision for income taxes	267	71	488	319
Total non-operating expense, net (i)	3,407	2,088	8,256	5,121

Loss from operations	(9,951)	(6,962)	(34,081)	(48,936)
Adjustments to loss from operations:
Operating depreciation and amortization	990	1,001	4,073	3,922
Government contract revenue (ii)	(7,287)	(10,223)	(26,267)	(28,659)
Direct expenses attributable to government contracts (iii)	5,293	5,370	19,303	20,548
Share-based compensation (iv)	7,255	6,538	24,456	23,571
Impairment	—	—	—	(62)
Costs attributable to noncontrolling interest (v)	1	8	67	78

Non-GAAP adjusted EBITDA	$(3,699)	$(4,268)	$(12,449)	$(29,538)

i.	Includes interest income/expense and foreign exchange gains/losses
ii.	Represents revenue related to the cost reimbursement provisions under our government contracts.
iii.

Represents the direct expenses attributable to work supporting government contracts, which are reimbursed and reflect under government contract revenue in the condensed consolidated statement of operations.

iv.	Represents non-cash stock-based compensation.
v.	Represents costs associated with the noncontrolling interest in Cerus Zhongbaokang (Shandong) Biomedical Co., LTD.